Exhibit 99.1 * * * * * * * * * * * *

Marketing Programs Operations Capital Investment Systematic Development Process Thematic Positioning Master Planning Consumer Research BEE Operating Initiatives

Strategic Hotels & Resorts Ritz-Carlton Half Moon Bay

Operating Systems
Food and Beverage Costs
– Ingredient procurement cost savings initiatives
– $350,000 annual savings
– 2.8 points food cost reduction
Labor Costs
– Industrial engineering – Time motion studies
– Improved labor productivity
– $750,000 annual savings
– 4.4% labor cost reduction

Broadening Generational Appeal Creating Excitement Energy Appeal

Wine Tasting Room Investment: $260,000 First Year EBITDA: $150,000 Cash on Cash: 58%

Fire Pits and Patios 40 Guest rooms Investment: $490,000 First Year EBITDA: $350,000 Cash on Cash: 71%

Restaurant Expansion Added 22 seats / kitchen Investment: $465,000 First Year EBITDA: $200,000 Cash on Cash: 43%

Retail and Outdoor Meeting Space
Retail Expansion
– Doubled retail square footage
– Investment:  $310,000
– First Year EBITDA:  $100,000
– Cash on Cash:  32%
Outdoor Meeting Space
– Conversion of unused space
– Investment:  $210,000
– First Year EBITDA:  $70,000
– Cash on Cash:  33%

Financial Contribution
2004A 2005A 2006E
Food & Beverage Revenue $19.4 $21.4 $23.6
Growth 3.2% 10.3% 10.3%
Total RevPAR $487.33 $535.07 $581.58
Growth 3.7% 9.8% 8.7%
RevPAR $202.08 $221.71 $241.98
Growth 1.6% 9.7% 9.1%
GOP Margin 22.3% 25.2% 26.5%
Growth NA 290 bps 130 bps

Strategic Hotels & Resorts Westin St. Francis

Master Planning Process Step 1 Food Costs Labor Cost Micro Site Development Operating Initiatives Consumer Research Repositioning Effort

Master Planning Process Step 2 Meeting Space Lobby / Porte Cochere Wine Room Repositioning Effort Restaurant & Bar Retail Suites Refurbishment

Wine Tasting Room

Wine Tasting Room

Master Planning Process Step 3 Consumer Research Master Plan Refine, Modify & Expand Commence Projects Complete Projects

Today
Difficult
Circulation
Lobby
Restaurant
in a Banquet
Room
Retail
Interior
Access
Retail
Interior /
Exterior
Access
Meeting
Space
Dead-end
Porte
Cochere
Bland
Lobby
Lobby
Bar
Retail
Street
Access
Gourmet
Restaurant

Tomorrow Lobby Expanded Meeting Space Lobby Bar Porte Cochere Thorough Fare Gourmet Restaurant Restaurant & Bar Wine Room Retail Promenade Retail Street Access

Forward-Looking Statements
Statements in this presentation that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities
Litigation Reform Act of 1995.  They include, for example,
statements about our business outlook, assessment of market
conditions, strategies, future plans, future sales, capital
spending tax rates, and occupancy levels or rates.  These
forward-looking statements are not guarantees of future
performance.  They are based on management’s expectations
that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.  The risks and uncertainties relating to the forward-looking statements in this presentation include those described under the caption
“Risk Factors” in Strategic Hotels and Resorts’ Form 10-Q filed on August 7, 2006 and from time to time, in Strategic Hotels and
Resorts’ other filings with the Securities and Exchange
Commission.

* * * * * * * * * *